EXHIBIT 99.1

                 SMARTSERV APPOINTS NEW CHAIRMAN AND INTERIM CEO

          L. SCOTT PERRY NAMED CHAIRMAN, ROBERT PONS NAMED INTERIM CEO

         STAMFORD, Conn. - August 28, 2003 - SmartServ Online, Inc. (OTC:
SSOL.OB) announced today the appointments of L. Scott Perry, 55, as Chairman and Robert Pons, 47, as a Director and interim Chief Executive Officer.
         They replace Sebastian E. Cassetta who resigned as Chairman, Chief Executive Officer and Director. Mr. Cassetta resigned to pursue other interests.
         Mr. Perry has been a director of the Company since 1996 and was appointed Vice Chairman in September 2002. Mr. Pons was a consultant to SmartServ prior to his appointment.
         Mr. Pons, who brings over 20 years experience in both large corporate enterprises and venture-backed growth companies to SmartServ, said, "I am pleased to be a part of the next chapter in SmartServ's evolution. I believe the Company's core technology and wireless applications provide a strong opportunity for future growth."
         "We are privileged to have a strong, seasoned executive as our interim Chief Executive Officer," said L. Scott Perry. "In my new role as Chairman, I look forward to working closely with Bob."
         Most recently Mr. Pons was founder and President of FreedomPay, a stored value payment processing company enabling cashless payments in wireless devices. Previously, Mr. Pons was President and CEO of LifeSafety Solutions, an enhancement to the 9-1-1 public safety emergency system. He orchestrated the sale of the company to Lucent Technologies. He has also held senior executive positions in the landline and wireless telecom industry with MCI and Sprint.
         Mr. Perry is currently managing partner of Cobblers Hill Group, a strategy consulting firm. Most recently, he was Vice President, Strategy and Business Development at AT&T. His distinguished corporate career includes 13 years at AT&T and its subsidiaries and 15 years at IBM.
         In addition to the executive changes, the Company also announced that in order to preserve capital and maximize its ability to create long-term shareholder value, it has implemented a cost-cutting program that includes the recent completion of a substantial reduction in its workforce and other expenses. SmartServ continues to be advised by a New York investment banking firm, with respect to its financial and organizational plans that may include equity financing and mergers and acquisitions. The Company is also considering new product and service initiatives designed to take maximum advantage of its technology for facilitating delivery of applications and content to mobile devices.

About SmartServ
SmartServ (OTC: SSOL) is a wireless applications service provider offering applications, development and hosting services. SmartServ's customer and distribution relationships exist across a network of wireless carriers, strategic partners, and a major financial institution. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.SmartServ.com.

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Forward-Looking Statements

This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the Company's ability to receive adequate funding, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.

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